MANTYLA MCREYNOLDS LLC
            5872 South 900 East, Suite 250 Salt Lake City, Utah 84121
                     Phone (801) 269-1818 Fax (801) 266-3481
                  The CPA. Never Underestimate The Value.(sm)


     Consent of Independent Registered Public Accounting Firm

Ladies and Gentlemen:

     We consent to the incorporation by reference in the Registration Statements on Form 10-SB, filed by Plan A Promotions, Inc. ("Plan A") our report dated October 27, 2005 appearing in the Financial Statements for the year ended September 30, 2005.


/S/ Mantyla McReynolds, LLC
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Mantyla McReynolds, LLC
Independent Registered Public Accounting Firm
Salt Lake City, Utah
November 20, 2005